UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 15, 2010
(Date of earliest event reported)
U.S. BANCORP
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-6880 (Commission file number)	41-0255900 (IRS Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
U.S. Bancorp previously announced that it would be holding an Investor Conference for institutional investors and analysts on Wednesday, September 15, 2010, in New York City with presentations by Richard K. Davis, chairman, president and chief executive officer, and members of U.S. Bancorp’s executive management team. A live audio webcast of the event will be available through U.S. Bancorp’s website at http://www.usbank.com on September 15, from 9:00 a.m. EDT to 4:00 p.m. EDT. A copy of the slides that will be discussed during the presentations is attached hereto as Exhibit 99.1. The slides are also accessible with the webcast at U.S. Bancorp’s website by clicking on “About U.S. Bank.” The “Webcasts & Presentations” link can be found under the “Investor/Shareholder Information” heading at the left side of the bottom of the page. A replay of the webcast will be available approximately 6 hours after the live event at the same location on the website.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	U.S. Bancorp Investor Conference Slides

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Laura F. Bednarski
Laura F. Bednarski
Senior Vice President and Associate General Counsel

Date: September 15, 2010

EXHIBIT INDEX

Exhibit
Number	Description

99.1	U.S. Bancorp Investor Conference Slides

4